Exhibit 99.4

FORM OF LETTER TO CLIENTS OF BROKERS, DEALERS, CUSTODIAN BANKS AND OTHER NOMINEES

ITERUM THERAPEUTICS PLC AND ITERUM THERAPEUTICS BERMUDA LIMITED

Subscription Rights to purchase 8,400 Units, each Unit consisting of a 6.500% Exchangeable Senior Subordinated Note due 2025 in the original principal amount of $1,000, to be issued by Iterum Therapeutics Bermuda Limited and guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum

Therapeutics US Holding Limited,

and

50 Limited Recourse Royalty-Linked Subordinated Notes, to be issued by Iterum Therapeutics Bermuda Limited and guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited

at a Subscription Price of $1,000 Per Unit

Distributed to Shareholders and eligible warrant holders

of Iterum Therapeutics plc

[                    ], 2020

To Our Clients:

Enclosed for your consideration are a prospectus, dated [                    ], 2020 (the “Prospectus”), and the “Instructions as to Use of Rights Certificates” relating to the distribution (the “Rights Offering”) by Iterum Therapeutics plc, a company formed under the laws of Ireland (the “Company”), and Iterum Therapeutics Bermuda Limited, a company formed under the laws of Bermuda (“Iterum Bermuda”), at no charge to the holders of record as of 5:00 p.m., New York City time, on August 5, 2020 (the “record date”) of the Company’s outstanding ordinary shares, nominal value $0.01 per share (the “ordinary shares”) and eligible warrant holders, of non-transferable rights (“Rights”) to purchase units to be issued by Iterum Bermuda.

The Company and Iterum Bermuda are distributing one (1) Right for each outstanding ordinary share. Each Right will entitle the holder thereof to purchase, at the holder’s election and subject to availability, at the subscription price of one thousand dollars ($1,000.00) (the “Subscription Price”), one (1) unit (each, a “Unit”), consisting of (a) a 6.500% Exchangeable Senior Subordinated Note due 2025, to be issued by Iterum Bermuda in the original principal amount of $1,000.00 (each, an “Exchangeable Note”), fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Company, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited (collectively, the “Guarantors”), and (b) 50 Limited Recourse Royalty-Linked Notes, to be issued by Iterum Bermuda (each, a “Royalty-Linked Note”), fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors. No fractional Rights or Units will be distributed or issued. Holders of Rights may only purchase whole Units in the Rights Offering. The Rights and Units are described the Prospectus.

The Rights may be exercised at any time during the subscription period, which will commence on August 11, 2020 and end at 5:00 p.m., New York City time, on August 31, 2020 (the “Subscription Period”). The Rights will expire and will have no value unless exercised prior to the expiration of the Subscription Period.

The Company will accept Rights for up to 8,400 Units for a total purchase price of up to $8.4 million, which amount is approximately equal to the maximum aggregate principal amount of additional notes that may be issued under the applicable indenture under which the Exchangeable Notes and Royalty-Linked Notes will be issued. Accordingly, sufficient Units may not be available to honor your subscription in full or at all. If exercises of subscription rights exceed the number of Units available in the Rights Offering, we will allocate the available Units pro rata among the record holders exercising the subscription rights in proportion to the number of ordinary shares each of those record holders owned or were deemed to own on the record date, relative to the number of shares owned or deemed owned on the record date by all record holders exercising the subscription right. See “The Rights Offering—Subscription Privilege” in the Prospectus.

If you send a payment that is insufficient to purchase the number of Units you requested (after any deductions for wire transfer fees, bank charges or similar fees), or if the number of Units requested is not specified in the forms, the payment received will be applied to exercise your Rights to the fullest extent possible based on the amount of the payment received, subject to the elimination of fractional Units. If the payment exceeds the Subscription Price for the full exercise of your Rights, or if you subscribe for more Units than you are eligible to purchase, then the excess will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. If you send a payment that is insufficient to exercise the subscription amount or you are otherwise ineligible to exercise Rights, your Rights will not be exercised and the entire payment received by the Subscription Agent will be returned to you as soon as practicable, without interest or penalty, following the expiration of the Subscription Period. See “The Rights Offering” in the Prospectus.

We are not making the Rights Offering in any state or other jurisdiction in which it is unlawful to do so, nor are we distributing or accepting any offers to purchase any Units from Rightholders who are residents of those states or other jurisdictions or who are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights. Subject to state or foreign securities laws and regulations, we also have the discretion to delay allocation and distribution of any Exchangeable Notes and Royalty-Linked Notes you may elect to purchase by exercise of your subscription privilege in order to comply with state or foreign securities laws. We may decline to make modifications to the terms of the Rights Offering requested by those states or other jurisdictions, in which case, if you are a resident in those states or jurisdictions or if you are otherwise prohibited by federal, state or foreign laws or regulations from accepting or exercising the Rights, you will not be able to participate in the Rights Offering.

You may exercise all or a portion of your Rights, or you may choose not to exercise any of your Rights at all. Please see the discussion of risk factors related to the Rights Offering, including no revocation of your decision to exercise, under the heading “Risk Factors—Risks Related to the Rights Offering,” in the Prospectus.

Once you have exercised your Rights, such exercise may not be revoked, canceled or changed, even if you subsequently learn information about the Company or its business, financial position, results of operations or cash flows that is material or adverse or that you otherwise consider to be unfavorable.

The Rights will be evidenced by a rights certificate registered in the name of the record holder. THE MATERIALS ENCLOSED ARE BEING FORWARDED TO YOU AS THE BENEFICIAL OWNER OF SHARES CARRIED BY US IN YOUR ACCOUNT BUT NOT REGISTERED IN YOUR NAME. THE RIGHTS MAY ONLY BE EXERCISED PURSUANT TO YOUR INSTRUCTIONS BY US AS THE RECORD OWNER. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any Units to which you are entitled pursuant to the terms and subject to the conditions set forth in the Prospectus. We urge you to read the Prospectus carefully before instructing us to exercise your Rights.

If you wish to have us exercise the Rights for any Units to which you are entitled, please so instruct us by completing, executing and returning to us the enclosed Beneficial Owner Election form, as well as IRS Form W-8 or W-9, as applicable.

Your Beneficial Owner Election form should be forwarded to us as promptly as possible in order to permit us to exercise your Rights on your behalf in accordance with the provisions of the Rights Offering. The Rights will expire at the end of the Subscription Period, however, we may require you to submit your forms to us at an earlier date. Please contact us for our deadline with respect to your submission of the Beneficial Owner Election form.

Additional copies of the enclosed materials may be obtained from the information agent for the Rights Offering, Georgeson LLC (the “Information Agent”), by calling (888) 607-6511 (toll free in the U.S. and

Canada) or +1 (781) 575-2137 (for calls outside the U.S. and Canada). Any questions or requests for assistance concerning the Rights Offering should be directed to the Information Agent.

                         Very truly yours,

                         Iterum Therapeutics plc

                         Iterum Therapeutics Bermuda Limited

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF THE COMPANY AND ITERUM BERMUDA, DATED [                ], 2020 (THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING, BY CALLING (888) 607-6511 (TOLL FREE IN THE U.S. AND CANADA) OR +1 (781) 575-2137 (FOR CALLS OUTSIDE THE U.S. AND CANADA).

ITERUM THERAPEUTICS PLC AND ITERUM THERAPEUTICS BERMUDA LIMITED

BENEFICIAL OWNER ELECTION FORM

I (We), the beneficial owner(s) of ordinary shares, nominal value $0.01 per share (“ordinary shares”), of Iterum Therapeutics plc, a company formed under the laws of Ireland (the “Company”), acknowledge receipt of your letter, the prospectus dated [                ], 2020 (the “Prospectus”), and the other enclosed materials relating to the offering of units (each, a “Unit”), with each Unit consisting of (a) a 6.500% Exchangeable Senior Subordinated Note due 2025, to be issued by Iterum Therapeutics Bermuda Limited (“Iterum Bermuda”) in the original principal amount of $1,000.00, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Company, Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited (collectively, the “Guarantors”), and (b) 50 Limited Recourse Royalty-Linked Notes, to be issued by Iterum Bermuda, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors, issuable upon the exercise of subscription rights (“Rights”) as described in the Prospectus.

With respect to any instructions to exercise (or not to exercise) Rights, I (we) acknowledge that this form must be completed and returned such that it will actually be received by you by 5:00 p.m., New York City time, on August 31, 2020, the scheduled expiration date of the subscription period of the Rights Offering.

In this form, I (we) instruct you whether to exercise Rights to purchase Units distributed with respect to the ordinary shares held by you for my (our) account, pursuant to the terms and subject to the conditions set forth in the Prospectus and the related “Instructions as to Use of Rights Certificate.”

I (We) hereby instruct you as follow:

(CHECK THE APPLICABLE BOXES AND PROVIDE ALL REQUIRED INFORMATION)

Box 1. ☐ Please DO NOT EXERCISE RIGHTS for Units.

Box 2. ☐ Please EXERCISE RIGHTS for Units as set forth below.

The number of Rights for which the undersigned gives instructions for exercise under the subscription privilege should not exceed the number of Rights that the undersigned is entitled to exercise.

	Number of Units Subscribed For	Per Unit Subscription Price	Payment
Subscription Privilege		x$1,000.00	=$

Total Payment Required			=$

Box 3. ☐ Payment in the following amount is enclosed: $                .

Box 4. ☐ Please deduct payment of $                from the following account maintained by you:

(The total of Box 3 and 4 must equal the total payment specified above)

Type of Account:                Account No.:

I (We) on my (our) behalf, or on behalf of any other person(s) on whose behalf, or under whose directions, I am (we are) signing this form:

•	irrevocably elect to purchase the number of Units indicated above upon the terms and conditions specified in the Prospectus; and

•	agree that if I (we) fail to pay for the Units I (we) have elected to purchase, you may exercise any remedies available to you under law.

Name of beneficial owner(s):

Signature of beneficial owner(s):

Date:

If you are signing in your capacity as a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or another acting in a fiduciary or representative capacity, please provide the following information:

Name:

Capacity:

Address (including Zip Code):

Telephone Number:

PLEASE NOTE:

If you check Box 1, please sign and date this form and mail it to your broker, dealer, custodian bank or other nominee that holds your shares. If you do not check Box 1, please do the following:

•	Check Box 2 and fill out the table shown in Box 2.

•	Check Box 3 and/or Box 4 and fill out the information indicated under Box 3 and/or Box 4.

•	Sign and date this form and mail it to your broker, dealer, custodian bank or other nominee that holds your shares.

PLEASE MAKE SURE THAT YOU USE THE CORRECT ADDRESS. You may want to check this address with your broker, dealer, custodian bank or other nominee.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PROSPECTUS OF THE COMPANY AND ITERUM BERMUDA, DATED [                ], 2020 (THE “PROSPECTUS”), AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM GEORGESON LLC, THE INFORMATION AGENT FOR THE RIGHTS OFFERING, BY CALLING (888) 607-6511 (TOLL FREE IN THE U.S. AND CANADA) OR +1 (781) 575-2137 (FOR CALLS OUTSIDE THE U.S. AND CANADA).

ITERUM THERAPEUTICS PLC AND ITERUM BERMUDA THERAPEUTICS LIMITED

NOMINEE HOLDER CERTIFICATION

The undersigned, a broker, dealer, custodian bank or other nominee holder of subscription rights (the “Rights”) to purchase units (each, a “Unit”), consisting of (a) a 6.500% Exchangeable Senior Subordinated Note due 2025, to be issued by Iterum Therapeutics Bermuda Limited (“Iterum Bermuda”) in the original principal amount of $1,000.00, fully and unconditionally guaranteed on an unsecured senior subordinated basis by Iterum Therapeutics plc (the “Company”), Iterum Therapeutics International Limited, Iterum Therapeutics US Limited and Iterum Therapeutics US Holding Limited (collectively, the “Guarantors”), and (b) 50 Limited Recourse Royalty-Linked Notes, to be issued by Iterum Bermuda, fully and unconditionally guaranteed on an unsecured senior subordinated basis by the Guarantors, pursuant to the rights offering (the “Rights Offering”) described in the Company’s prospectus dated [                ], 2020 (the “Prospectus”), hereby certifies to the Company, Iterum Bermuda and Computershare Trust Company, N.A., as subscription agent for the Rights Offering, that the undersigned has exercised on behalf of the beneficial owners thereof (which may include the undersigned), the subscription privilege as to the number of Units specified below on behalf of beneficial owners of Rights:

NUMBER OF SHARES OWNED ON RECORD DATE	NUMBER OF UNITS SUBSCRIBED FOR PURSUANT TO SUBSCRIPTION RIGHTS EXERCISE
1.
2.
3.
4.
5.

Name of Broker, Dealer, Custodian Bank or Other Nominee

By:
Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

Depository Trust Company (“DTC”) Participant Number:	_____________________

Participant:

By:

Authorized Signature

Name:
(Please print or type)

Title:
(Please print or type)

DTC Subscription Confirmation Number(s): _________________________________